Exhibit 99(n)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement (No. 333-236320) on Form N-2A of Arca U.S. Treasury Fund of our report dated June 24, 2020, relating to our audit of the financial statements, which appear in the Statement of Additional Information, which are part of this Registration Statement.

We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

June 24, 2020